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                                               [LOGO OF MOHAWK
                                                INDUSTRIES, INC.]
NEWS RELEASE
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                                                Post Office Box 12069
                                                South Industrial Blvd.
                                                Calhoun, GA 30703
                                                (706) 629-7721

For Release:    Immediately

Contact:        John D. Swift, Chief Financial Officer


                 MOHAWK INDUSTRIES, INC. PURCHASES ASSETS FROM

                         CROWN CRAFT'S WOVEN DIVISION

Calhoun, Georgia, October 11, 2000 - Mohawk Industries, Inc. (NYSE:MHK) today has announced that it signed a definitive agreement with Crown Crafts, Inc. to acquire certain assets of its Wovens Division. Under the agreement, Mohawk will pay approximately $40,000,000 in cash for substantially all of the fixed assets and inventory of this division. The acquisition is subject to certain customary conditions but is expected to close by the end of the fourth quarter of 2000.

The Wovens Division of Crown Crafts is believed to have the largest jacquard weaving capacity in the woven textile products industry and is a leader in the woven throw, bedspread and coverlet markets. Products in this division, which has annual sales of approximately $85,000,000, range from decorative pillows and wall tapestries to acrylic throws, cotton throws, boucle throws, chenille throws and matelasse bedspreads and coverlets. A conference call will be held Friday, October 13th, at 11:00 am EST on 800-603-9255 to cover this acquisition and third quarter 2000 results.

Commenting on the purchase, Jeffrey S. Lorberbaum, Chief Operating Officer, stated, "The purchase of the Wovens Division business of Crown Crafts will provide opportunities to strengthen our position in the textile industry. In addition to providing growth for existing product lines in our Rug and Textile division, this acquisition will give us the ability to expand into other product lines. All of the manufacturing facilities that will be purchased are in close proximity to our existing sites in northwest Georgia, providing opportunities to take advantage of manufacturing synergies. We will also be able to leverage our existing national distribution with these products, allowing additional synergies in the future. We anticipate the acquisition will have no impact on earnings in 2000 but will be accretive in 2001. Our shareholders should realize increased value in their Mohawk investment with this purchase enhancing our position as the low cost leader in the industry. Both Mohawk and Crown Crafts are dedicated to achieving a smooth transition for our employees, customers and suppliers."
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Certain of the statements in the immediately preceding paragraphs, particularly anticipating future financial performance, business prospects, growth and operating strategies, proposed acquisitions, new products and similar matters, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Those statements are based on assumptions regarding the Company's ability to successfully integrate the purchase of the Crown Crafts assets. These or other assumptions could prove inaccurate and therefore, there can be no assurance that the "forward-looking statements" will prove to be accurate. Forward-looking statements involve a number of risks and uncertainties. The following important factors affect the future results of Mohawk and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions generally in the carpet, rug and floorcovering markets served by Mohawk; competition from other carpet, rug and floorcovering manufacturers; oil price increases; raw material prices; timing and level of capital expenditures; the successful integration of acquisitions including the challenges inherent in diverting Mohawk's management attention and resources from other strategic matters and from operational matters for an extended period of time; the successful introduction of new products; the successful rationalization of existing operations; and other risks identified from time to time in the Company's SEC reports and public announcements.

Mohawk is a leading producer of woven and tufted broadloom carpet and rugs for residential and commercial applications. The Company designs, manufactures and markets carpet in a broad range of colors, textures and patterns and is widely recognized through its premier brand names, some of which include "Mohawk," "Aladdin," "Bigelow," "Custom Weave," "Durkan," "Galaxy," "Harbinger," "Helios," "Horizon," "Image," "Karastan," "Mohawk Commercial," "World," and "Wunda Weve." Mohawk offers a broad line of area and washable rugs branded by Karastan, Aladdin, Newmark & James and American Rug Craftsmen and decorative throw blankets, placemats, pillows and chairpads branded by American Weavers. Mohawk also offers a complete laminate product line and distributes carpet padding, wood products and ceramic tile. The Company markets its products primarily through retailers and dealers.

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